Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund III with information concerning the portion of the distributions made for March 31, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
March 31, 2016	HPS	John Hancock Preferred Income Fund III	41021P103

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income(1)	$0.1222	100%	$0.9776	100%
Estimated Return of Capital(1), (2)	$0.0000	0%	$0.0000	0%
Total (per common share)	$0.1222	100%	$0.9776	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0061 (5%) and $0.0488 (5%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2015, and will end on July 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund III with information concerning the portion of the distributions made for April 29, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
April 29, 2016	HPS	John Hancock Preferred Income Fund III	41021P103

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income(1)	$0.0942	77%	$1.0788	98%
Estimated Return of Capital(1), (2)	$0.0280	23%	$0.0210	2%
Total (per common share)	$0.1222	100%	$1.0998	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0098 (8%) and $0.0880 (8%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2015, and will end on July 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund III with information concerning the portion of the distributions made for May 31, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
May 31, 2016	HPS	John Hancock Preferred Income Fund III	41021P103

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income(1)	$0.1222	100%	$1.2220	100%
Estimated Return of Capital(1), (2)	$0.0000	0%	$0.0000	0%
Total (per common share)	$0.1222	100%	$1.2220	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0073 (6%) and $0.0733 (6%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2015, and will end on July 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund III with information concerning the portion of the distributions made for June 30, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
June 30, 2016	HPS	John Hancock Preferred Income Fund III	41021P103

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income(1)	$0.1191	97%	$1.3442	100%
Estimated Return of Capital(1), (2)	$0.0031	3%	$0.0000	0%
Total (per common share)	$0.1222	100%	$1.3442	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0073 (6%) and $0.0807 (6%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2015, and will end on July 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund III with information concerning the portion of the distributions made for July 29, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
July 29, 2016	HPS	John Hancock Preferred Income Fund III	41021P103

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income(1)	$0.0968	79%	$1.4422	98%
Estimated Return of Capital(1), (2)	$0.0254	21%	$0.0240	2%
Total (per common share)	$0.1222	100%	$1.4662	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0098 (8%) and $0.1173 (8%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2015, and will end on July 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.